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CERTIFICATE NO. __                                                                                                 __________ SHARES
                                                                GCF BANCORP, INC.

                                                INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

                                                                                                           CUSIP ___________
                                                                                                 SEE REVERSE FOR CERTAIN DEFINITIONS

               THIS
               CERTIFIES
               THAT

               IS THE
               OWNER OF     _____________________________________________________________________

                                FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

                                                                GCF BANCORP, INC.

         The shares evidenced by this certificate are transferable only on the books of the Corporation by the holder of record hereof in person or by attorney, upon the surrender of this certificate properly endorsed.  This certificate and the shares represented thereby are issued and shall be subject to all the provisions contained in the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file at the principal office of the Corporation), and to all the provisions to which the holder, by acceptance hereof, assents.  These shares are nonwithdrawable and are not of an insurable type.  This certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.

                                        The Shares Represented by this Certificate are not a Deposit or Account and are not Federally Insured or Guaranteed.

         In Witness Whereof, GCF Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:


________________________________________                                                       _____________________________________
Donna M. Baer                                                                                  Robert C. Ahrens
Secretary                                                       [SEAL]                         President and Chief Executive Officer
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                                GCF BANCORP, INC.

     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The Certificate of Incorporation limits the voting rights of any record holder of any outstanding Common Stock that is beneficially owned by any person who beneficially owns more than 10% of then-outstanding shares of Common Stock. For five (5) years from the date of the completion of the conversion of Gateway Community Financial, MHC from mutual to stock form, the Certificate of Incorporation prohibits any person (including an individual or a company) from directly or indirectly acquiring or offering to acquire the beneficial ownership of more than 10% of any class of an equity security of the Corporation. These provisions do not apply to (i) the purchase of shares by underwriters in connection with a public offering, (ii) the acquisition of more than 10% of any class of any equity security by any tax-qualified deferred benefit plan or defined contribution plan of the Corporation or its subsidiaries, or (iii) or an offer or an acquisition approved in advance by two-thirds of those members of the board of directors who were directors prior to the offer to acquire or the acquisition.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

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TEN COM - as tenants in common       UNIF TRAN MIN ACT - ___________ Custodian  ___________
                                                            (Cus)                  (Minor)
TEN ENT - as tenants by the entireties
                                                         under Uniform Transfers to Minors Act


JT TEN  - as joint tenants with right of                 __________________________________
          survivorship and not as tenants                            (State)
          in common

                           Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED ________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________________________________________________________________

__________________________________________________________________________________________________

__________________________________________________________________________________________________
          (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

____________ shares of the common stock represented by the within certificate and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated _____________________                 X_____________________________________________________

                                            X_____________________________________________________

         NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:           __________________________________________________________________________
                                   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
                                   (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH
                                   MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT
                                   TO S.E.C. RULE 17Ad-15.
Countersigned and Registered:
                                   Transfer Agent and Registrar


                                   By:  _____________________________________________________________________
                                        Authorized Signature

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